                                                                   EXHIBIT 23(b)

     CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K for the year ended December 31, 1995. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.

                             /s/ RYDER SCOTT COMPANY
                                 PETROLEUM ENGINEERS

                                 RYDER SCOTT COMPANY
                                 PETROLEUM ENGINEERS

Houston, Texas
March 4, 1996